Home Equity Loan-Backed Term Notes, GMACM Series 2000-HE4 Class A-2
                             Payment Date 11/26/2001

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
Servicing Certificate
Beginning Pool Balance                                                       58,554,272.98
Beginning PFA                                                                         0.00
Ending Pool Balance                                                          58,314,219.26
Ending PFA Balance                                                                       -
Principal Collections                                                         3,447,861.92
Principal Draws                                                               1,708,693.59
Net Principal Collections                                                                -
Active Loan Count                                                                      993

Current Month Repurchases - Units                                                        -
Current Month Repurchases - Dollars                                                      -


Interest Collections                                                            335,308.35

Weighted Average Net Loan Rate                                                    5.89503%
Substitution Adjustment Amount                                                        0.00

Note Rate                                                                         2.66500%

Term Notes                                                                  Amount             Factor
----------                                                                  ------             ------
Beginning Balance                                                            59,284,000.00      1.0000000
Ending Balance                                                               59,284,000.00      1.0000000
Principal                                                                                -      0.0000000
Interest                                                                        140,437.21      2.3688889
Interest Shortfall                                                                    0.00      0.0000000
Security Percentage                                                                100.00%

Variable Funding Notes                                                      Amount
----------------------                                                      ------
Beginning Balance                                                                     0.00
Ending Balance                                                                        0.00
Principal                                                                             0.00
Interest                                                                              0.00
Interest Shortfall                                                                    0.00
Security Percentage                                                                  0.00%


Certificates                                                                    188,817.00



Beginning Overcollateralization Amount                                          889,260.00
Overcollateralization Amount Increase (Decrease)                                      0.00
Outstanding Overcollateralization Amount                                        889,260.00
Overcollateralization Target Amount                                             889,260.00

Credit Enhancement Draw Amount                                                        0.00
Unreimbursed Prior Draws                                                              0.00


                                                                                               Number       Percent
                                                                                   Balance    of Loans     of Balance
Delinquent Loans (30 Days)                                                      320,616.32       5           0.55%
Delinquent Loans (60 Days)                                                               -       0           0.00%
Delinquent Loans (90 Days) (*)                                                  148,106.97       1           0.25%
Delinquent Loans (120 Days) (*)                                                          -       0           0.00%
Delinquent Loans (150 Days) (*)                                                          -       0           0.00%
Delinquent Loans (180 + Days) (*)                                                        -       0           0.00%
Foreclosed Loans                                                                         -       0           0.00%
REO                                                                                      -       0           0.00%

(*) 90+ Figures Include Foreclosures, REO and Bankruptcies

                                                                      Liquidation To-Date
Beginning Loss Amount                                                                 0.00
Current Month Loss Amount                                                             0.00
Current Month Recoveries                                                              0.00
Net Ending Loss Amount                                                                0.00

                                                                        Special Hazard         Fraud       Bankruptcy
Beginning Amount                                                                      0.00           0.00         0.00
Current Month Loss Amount                                                             0.00           0.00         0.00
Ending Amount                                                                            -              -            -

Liquidation Loss Distribution Amounts                                                 0.00
Extraordinary Event Losses                                                            0.00
Excess Loss Amounts                                                                   0.00

Capitalized Interest Account
Beginning Balance                                                                     0.00
Withdraw relating to Collection Period                                                0.00
Interest Earned (Zero, Paid to Funding Account)                                       0.00
Total Ending Capitalized Interest Account Balance as of Payment Date                  0.00
Interest earned for Collection Period                                                 0.00
Interest withdrawn related to prior Collection Period                                 0.00

Funding Account
Beginning Funding Account Balance                                             1,618,987.02
Deposit to Funding Account                                                    1,739,168.33
Payment for Additional Purchases                                             (1,499,114.61)
Ending Funding Account Balance as of Payment Date                             1,859,040.74
Interest earned for Collection Period                                               862.33
Interest withdrawn related to prior Collection Period                               898.89

Prefunding Account
Beginning Balance                                                                     0.00
Additional Purchases during Revolving Period                                          0.00
Excess of Draws over Principal Collections                                            0.00
Total Ending Balance as of Payment Date                                               0.00
Interest earned for Collection Period                                                 0.00
Interest withdrawn related to prior Collection Period                                 0.00

Reserve Account
Beginning Balance                                                                     0.00
Deposits to Reserve Account for current Payment Date                                  0.00
Withdrawals from Reserve Account for current Payment Date                             0.00
Total Ending Reserve Account Balance as of current Payment Date                       0.00
Interest earned for Collection Period                                                 0.00
Interest withdrawn related to prior Collection Period                                 0.00

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